Prudential Investment Portfolios, Inc. 17
For the fiscal period ended 10/31/2013
File Number 811-07215
Sub-Item 77Q
Copies of Material Amendment to the Registrant's Charter or
By-Laws





PRUDENTIAL TOTAL RETURN BOND FUND, INC.

ARTICLES OF AMENDMENT

      Prudential Total Return Bond Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:	The charter of the Corporation (the "Charter")
is hereby amended to change the name of the Corporation to "Prudential Investment Portfolios, Inc. 17".

      SECOND:	The Charter is hereby amended to change the
designation of shares of all classes and series of stock which the Corporation has authority to issue to "Prudential Total
Return Bond Fund".

      THIRD:	The foregoing amendments to the Charter do not
increase the authorized capital stock of the Corporation and do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of shares of capital stock of the Corporation.

      FOURTH:	The foregoing amendments to the Charter have
been approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-605 of the Maryland General
Corporation Law to be made without action by the stockholders.

      FIFTH:	These Articles of Amendment shall become
effective at 12:01 a.m. on October 31, 2013.

      IN WITNESS WHEREOF, Prudential Total Return Bond Fund,
Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 3, 2013.





ATTEST:                    PRUDENTIAL TOTAL RETURN BOND
                                      FUND, INC.

/s/ Claudia DiGiacomo        By: /s/ Scott E. Benjamin
Claudia DiGiacomo,                   Scott E. Benjamin,
Assistant Secretary                  Vice President



The undersigned, Vice President of Prudential Total Return Bond Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
	/s/ Scott E. Benjamin
	Scott Benjamin, Vice President





PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 17, a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:	Pursuant to authority expressly vested in the
Board of Directors of the Corporation (the "Board of Directors") by Article IV, Section 2 of the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has duly reclassified and designated 500,000,000 authorized but unissued shares of the Prudential Total Return Bond Fund as shares of the "Prudential Short Duration Multi-Sector Fund", as further divided as follows:

Prudential Short Duration Multi-Sector Fund

Class A Common Stock		125,000,000 shares
Class C Common Stock		  75,000,000 shares
Class Q Common Stock		100,000,000 shares
Class Z Common Stock		200,000,000 shares

with the terms for such newly reclassified and designated shares of "Class A Common Stock," "Class C Common Stock," "Class Q Common Stock" and "Class Z Common Stock" as set forth generally in the Charter.
      SECOND:	Prior to the reclassification and designation
authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Prudential Total Return Bond Fund
Class A Common Stock		600,000,000 shares
Class B Common Stock		  75,000,000 shares
Class C Common Stock		  75,000,000 shares
Class M Common Stock		  25,000,000 shares
Class Q Common Stock		350,000,000 shares
Class R Common Stock		350,000,000 shares
Class X Common Stock		  25,000,000 shares
Class Z Common Stock		500,000,000 shares

      THIRD:	As reclassified and designated hereby, the total
number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, further classified and designated among the series of the Corporation as follows:


Prudential Total Return Bond Fund
Class A Common Stock		525,000,000 shares
Class B Common Stock		  50,000,000 shares
Class C Common Stock		  50,000,000 shares
Class Q Common Stock		250,000,000 shares
Class R Common Stock		250,000,000 shares
Class X Common Stock		  25,000,000 shares
Class Z Common Stock		350,000,000 shares

Prudential Short Duration Multi-Sector Fund
Class A Common Stock		125,000,000 shares
Class C Common Stock		  75,000,000 shares
Class Q Common Stock		100,000,000 shares
Class Z Common Stock		200,000,000 shares

      FOURTH:	Each share of Class A Common Stock, Class C
Common Stock, Class Q Common Stock and Class Z Common Stock of the Prudential Short Duration Multi Sector Fund shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class C Common Stock, Class Q Common Stock and Class Z Common Stock of the Corporation as set forth in the Charter.

      FIFTH:	The stock of the Corporation has been classified
by the Board of Directors under authority contained in the Charter.

      SIXTH:	These Articles Supplementary shall become
effective at 12:02 a.m. on October 31, 2013.
      IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 3rd day of October, 2013.

ATTEST:                            PRUDENTIAL INVESTMENT
                                   PORTFOLIOS, INC. 17
/s/ Claudia DiGiacomo               By: /s/ Scott E. Benjamin
Claudia DiGiacomo,                          Scott E. Benjamin,
Assistant Secretary                         Vice President









      The undersigned, Vice President of Prudential Investment Portfolios, Inc. 17, who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
	/s/ Scott E. Benjamin
	Scott Benjamin, Vice President